UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 8, 2018

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Dolphin Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Florida	001-38331	86-0787790
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine

Coral Gables, FL 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 774-0407

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01

Regulation FD.

On March 13, 2018, Bill O’Dowd, Chief Executive Officer of Dolphin Entertainment, Inc. (the “Company”) will be presenting at 3:30 pm (PT) at the 30th Annual Roth Conference, to be held at the Ritz Carlton, in Dana Point, California. At the conference, Mr. O’Dowd will present the slide presentation furnished as Exhibit 99.1 to this Current Report on Form 8-K, which exhibit is incorporated by reference in this Item 7.01. A copy of the presentation is additionally available on our website, www.dolphinentertainment.com.

Use of our Website to Distribute Material Company Information

We use our website as a channel of distribution for important Company information. We routinely post on our website important information, including press releases, investor presentations and financial information, which may be accessed by clicking on the Investor Relations section of www.dolphinentertainment.com. We also use our website to expedite public access to time-critical information regarding our Company in advance of or in lieu of distributing a press release or a filing with the Securities and Exchange Commission disclosing the same information. Therefore, investors should look to the Investor Relations subpage of our website for important and time-critical information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Dolphin Entertainment Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

By:	/s/ Mirta A. Negrini
Name:	Mirta A. Negrini
Title:	Chief Financial and Operating Officer

Date: March 8, 2018